UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 27, 2010

Torvec Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	000-24455	16-1509512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1999 Mt. Read Blvd, Bldg 3, Rochester, New York		14615
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-254-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 27, 2010, Torvec executed an agreement to settle its litigation with Ice Engineering LLC concerning certain payments owed to Torvec in connection with the assignment of its ice technology license to Ice Engineering. As a result of the settlement, Torvec will be paid a total of $1,100,000, with $300,000 paid to Torvec on January 27, and an additional $800,000 paid to Torvec by February 26, 2010.

Torvec’s board of directors believes this settlement is in the best interests of Torvec since it enables the company to obtain needed dollars and avoid continued protracted litigation.

This influx of dollars, coupled with approximately $103,000 received by Torvec on January 26, 2010, representing refundable New York State research and development tax credits, will enable Torvec to complete the following programs towards the commercialization of the company’s IsoTorque technology:

1. In mid-January 2010, the company shipped an IsoTorque differential to General Motors to enable GM to evaluate the IsoTorque in the Cadillac CTS (and perhaps for a new vehicle platform under consideration). While we anticipate GM’s evaluation will take place over the next month to six weeks, we will simultaneously move forward with building an IsoTorque for shipment and evaluation by GM for its fleet of front-wheel drive vehicles;

2. The company now will be able to complete its work in developing a design-specific IsoTorque differential for shipment and evaluation by Hyundai for its Genesis Coupe;

3. As a direct result of the company’s successful racing efforts and contacts developed through such efforts, the company intends to use a portion of the monies described above to exploit the differential aftermarket in 2010 by marketing, manufacturing and distributing IsoTorque differentials for Corvette C-5 and C-6 cars as well as for the SMS 620 Camaro sports cars. According to the company’s research, up to 380,000 C-5 and C-6 Corvettes have been produced since 1997 and up to 80,000 current-generation Camaros were produced in 2009.

4. These funds will enable the company to complete IsoTorque units for shipment and evaluation by Ford Motor Company for its fleet of front-wheel drive vehicles, including the very popular Ford Taurus and the Ford Edge family of vehicles as well as for shipment and evaluation by Tesla Motors, a leading-edge electric car manufacturer, for its Roadster.

In addition these monies will also assist the company move forward with the Torvec-SEAL program adapting our constant velocity joint technology for use in the worldwide mining industry. This program has been specifically commissioned by a significant West Virginia mining corporation----Eastern Mining & Industrial Supply company of Chapmanville, West Virginia.

Finally, these monies, coupled with the anticipated success of the programs detailed above, will enable the company to continue all of its commercializing efforts with all of our other technologies-----including the FTV-Air Force program which the company anticipate will shift into high gear after we ship the FTV, as modified in accordance with Air Force specific requests, back to Panama City in early February, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torvec Inc.

January 27, 2010	By:	James Y. Gleasman

Name: James Y. Gleasman
Title: CEO